EXHIBIT 2


                               AGREEMENT OF MERGER

               Agreement of Merger (this "Agreement"), dated as of March 22, 1996, between Simmons Company, a Delaware corporation ("Simmons"), and Simmons Acquisition Corp., a Delaware corporation ("SAC", together with Simmons, the "Merging Companies").

               WHEREAS, Simmons is a corporation organized and existing under the laws of the State of Delaware and having an authorized capitalization of 50,000,000 shares of common stock, $.01 par value (the "Simmons Common Stock"), of which 34,471,514 shares are issued and outstanding as of the date hereof, and 10,000,000 shares of preferred stock, $.01 par value, of which 50,000 shares have been designated as Series C Cumulative Redeemable Exchangeable Preferred Stock (the "Simmons Preferred Stock"), 6,801.53 of which are issued and outstanding as of the execution of this Agreement;

               WHEREAS, SAC is a corporation organized and existing under the laws of the State of Delaware and having an authorized capitalization of 1,000 shares of common stock, $.01 par value (the "SAC Common Stock"), of which 1,000 shares are issued and outstanding as of the date hereof; and

               WHEREAS, The Boards of Directors of each of Simmons and SAC deem it desirable and in the best interests of each of Simmons and SAC that, upon the terms and subject to the conditions herein stated, (a) SAC be merged (the "Merger") with and into Simmons and that Simmons be the surviving corporation of such Merger (the "Surviving Corporation"), (b) each share of SAC Common Stock outstanding immediately prior to the Merger be converted into 31,964.452 shares of the common stock, $.01 par value, of the Surviving Corporation (the "Surviving Corporation Common Stock"), (c) each share of Simmons Common Stock outstanding immediately prior to the Merger and held by SAC shall be canceled and (d) each remaining share of Simmons Common Stock outstanding immediately prior to the Merger shall be converted into the right to receive one share of series A preferred stock, $.01 par value, of the Surviving Corporation (the "Series A Preferred Stock").

               In consideration of the mutual promises and covenants, and subject to the conditions set forth herein, the Merging Companies agree as follows:

               1. Merger. At the Effective Time of the Merger (as defined in
                  ------
Section 2), SAC will merge with and into Simmons (the "Merger"), with Simmons being the Surviving Corporation of such Merger, on the terms and conditions as set forth herein and pursuant to the provisions of the Delaware General Corporation Law (the "DGCL"). The Merger shall have the effects set forth in
Section 259 of the DGCL.

               2. Effective Time of the Merger. This Agreement shall be
                  ----------------------------
submitted to the stockholders entitled to vote thereon of each of Simmons and SAC as provided by the DGCL. If this Agreement is duly adopted by the requisite votes of such stockholders and is not terminated, as contemplated in Section 10, a certificate or certificates of merger, executed in accordance with the DGCL (the "Certificate of Merger"), shall be filed with the Secretary of State of the State of Delaware by Simmons. The Merger shall become effective at the date and time of the filing by Simmons of the Certificate of Merger with the Secretary of State of the State of Delaware. This date and time are referred to as the "Effective Time of the Merger".

               3.  Shares of SAC and Simmons.  At the Effective Time of the
                   -------------------------
Merger:

               (a) Shares of SAC. Each share of SAC Common Stock that is issued
                   -------------
        and outstanding at the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and converted into the right to receive 31,964.452 shares of Surviving Corporation Common Stock, such shares of Surviving Corporation Common Stock to represent all of the issued and outstanding shares of Surviving Corporation Common Stock at the Effective Time of the Merger.

               (b) Shares of Simmons. Each share of Simmons Common Stock that is
                   -----------------
        issued and outstanding and that is held by SAC at the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled. Each remaining share of Simmons Common Stock (other than "Dissenting Shares" (as defined below) which shall be governed by Section 3(c) below) that is issued and outstanding at the Effective Time of the Merger shall, by virtue of the Merger and without any action on the


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


        part of the holder thereof, be canceled and converted into the right to receive one share of Series A Preferred Stock, such shares of Series A Preferred Stock to represent all the issued and outstanding Series A Preferred Stock of the Surviving Corporation. The Series A Preferred Stock shall have the rights, preferences, privileges and restrictions contained in the Amended and Restated Certificate of Incorporation of the Surviving Corporation as attached hereto as Exhibit A (the "Amended and Restated Certificate of Incorporation"). Each share of Simmons Preferred Stock that is issued and outstanding at the Effective Time of the Merger, if any, shall be unaffected by the Merger and remain outstanding in accordance with and subject to its terms.

               (c) Dissenting Shares. Shares of Simmons Common Stock as to which
                   -----------------
        appraisal rights shall have been properly perfected and not abandoned under Section 262 of the DGCL ("Dissenting Shares") shall, as of the Effective Time of the Merger, have only such rights as are afforded to the holder thereof by the provisions of the DGCL.

                4. Surviving Corporation. The name of the Surviving Corporation
                   ---------------------
shall be Simmons Company. The purposes of the Surviving Corporation and the county where the registered office for the Surviving Corporation shall be located shall be as they appear in the Amended and Restated Certificate of Incorporation.

                5. Authorized Capital. The authorized capital stock of the
                   ------------------
Surviving Corporation following the Effective Date shall be 50,000,000 shares of Surviving Corporation Common Stock and 6,000,000 shares of preferred stock, $.01 par value, of which 5,950,000 shares shall be designated as Series A Preferred Stock and 50,000 shares shall be designated as Series C Cumulative Redeemable Exchangeable



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

Preferred Stock, unless and until the same shall be changed in accordance with the DGCL.

               6. Amended and Restated Certificate of Incorporation of the
                  --------------------------------------------------------
Surviving Corporation. The Amended and Restated Certificate of Incorporation, as
- ---------------------
attached hereto as Exhibit A, shall be the certificate of incorporation of the Surviving Corporation, until the same shall be altered or amended pursuant to the DGCL.

               7.  Bylaws. The Amended and Restated Bylaws, as attached
                   ------
hereto as Exhibit B, shall be the bylaws of the Surviving Corporation, until the same shall be altered, amended, or repealed, or until new bylaws are adopted, as provided therein.

               8.  Board of Directors. The names and addresses of the
                   ------------------
persons who shall constitute the board of directors of the Surviving Corporation, and who shall hold office until the first annual meeting of the shareholders of the Surviving Corporation, are as follows:

              Name                                        Address
              ----                                        -------

        Savio W. Tung                         280 Park Ave, 37th Floor
                                              New York, NY 10017

        Christopher J. O'Brien                280 Park Ave, 37th Floor
                                              New York, NY 10017

        Charles J. Philippin                  280 Park Ave, 37th Floor
                                              New York, NY 10017

        John M. Kenney                        280 Park Ave, 37th Floor
                                              New York, NY 10017

               9. Retirement of Stock. At and after the Effective Time of the
                  -------------------
Merger, all holders of SAC Common Stock or Simmons Common Stock shall surrender to the Surviving Corporation for cancellation all their certificates representing shares of such stock by delivering the same to the Surviving Corporation's appointed agent, Sean P. Griffiths, Gibson, Dunn & Crutcher, 200 Park Avenue, New York, NY 10166-0193. Notwithstanding any failure to deliver any such certificate in accordance with this Section



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

9, all certificates representing shares of SAC Common Stock, SAC Preferred Stock and Simmons Common Stock shall be deemed canceled as of the Effective Time of the Merger and shall thereafter no longer be of any force or effect.

               10. Abandonment by Board of Directors. The directors of the
                   ---------------------------------
Merging Companies may, in their discretion, abandon this Merger, subject to the rights of third parties under any contracts relating to this Merger, without further action or approval by the shareholders of the Merging Companies, at any time before the Merger has been completed.

               11.    Counterparts.  This Agreement may be executed in any
                      ------------
number of counterparts, and all such counterparts and copies shall be and constitute one original instrument.

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


               IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by the undersigned on the date first written above.


                                            SIMMONS COMPANY



                                            By: /s/ Zenon S. Nie
                                                -----------------------
                                                Name: Zenon S. Nie
                                                Title: Chief Executive Officer


                                            SIMMONS ACQUISITION CORP.



                                            By: /s/ John M. Kenney
                                                -----------------------
                                                Name: John M. Kenney
                                                Title: Vice President



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